SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

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☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE KNOT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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March 29, 2010

To the Stockholders of The Knot, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of The Knot, Inc., to be held at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019, on Wednesday, May 19, 2010 at 10:00 a.m.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet or, if you receive your proxy materials by U.S. mail, also by mailing a proxy card or voting by telephone, or in person at the Annual Meeting. Please review the instructions on the Notice Regarding the Availability of Proxy Materials or on the proxy card regarding your voting options.

We look forward to seeing you at the Annual Meeting.

Sincerely,

David Liu
Chief Executive Officer and
Chairman of the Board

YOUR VOTE IS IMPORTANT
In order to ensure your representation at the Annual Meeting, whether or not you plan to attend the Annual Meeting, please vote your shares as promptly as possible over the Internet at www.proxyvote.com by following the instructions on your Notice Regarding the Availability of Proxy Materials or, if you receive your proxy materials by U.S. mail, by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the meeting and save The Knot the extra expense associated with additional solicitation. Voting your shares over the Internet or otherwise will not prevent you from attending the Annual Meeting, revoking your proxy, and voting your stock in person.

THE KNOT, INC.
462 Broadway, 6th Floor
New York, New York 10013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2010

TO THE STOCKHOLDERS OF THE KNOT, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Knot, Inc. (“The Knot”) will be held at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019, on Wednesday, May 19, 2010 at 10:00 a.m. (the “Annual Meeting”) to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

(1)	To elect as directors the two nominees named in the attached proxy statement to the class of directors whose terms expire in 2013;
(2)	To ratify the appointment of Ernst & Young LLP as The Knot’s independent registered public accounting firm for the year ending December 31, 2010; and
(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on March 22, 2010 will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. The stock transfer books of The Knot will remain open between May 9, 2010 and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the transfer books remain open prior thereto, at our offices during regular business hours.

By Order of the Board of Directors

Jeremy Lechtzin
Senior Vice President, General Counsel and Secretary

March 29, 2010

INTERNET AVAILABILITY
We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders through the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about March 31, 2010, we mailed to stockholders on the record date a Notice Regarding the Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. Instead, the Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and in our 2009 Annual Report on Form 10-K (which we posted on the same date), as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials by following the instructions on the Notice.

THE KNOT, INC.

462 Broadway, 6th Floor
New York, New York 10013

PROXY STATEMENT

General

This Proxy Statement is furnished to the holders of common stock, par value $0.01 per share (the “Common Stock”), of The Knot, Inc., a Delaware corporation (“The Knot”), in connection with the solicitation by the Board of Directors (the “Board”) of The Knot for use at the annual meeting of stockholders and at any adjournment or postponement of the annual meeting (the “Annual Meeting”). The Annual Meeting will be held at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 West 52nd Street, New York, New York 10019 on Wednesday, May 19, 2010 at 10:00 a.m. All stockholders of record on March 22, 2010 will be entitled to notice of and to vote at the Annual Meeting. We intend to mail this Proxy Statement and the accompanying proxy (the “Proxy”) to our stockholders on or about March 31, 2010.

The mailing address of our principal executive office is 462 Broadway, 6th Floor, New York, New York 10013.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each of these proposals is described in more detail in this Proxy Statement.

Voting

On March 22, 2010, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 33,783,643 shares of Common Stock outstanding held by stockholders of record (excluding shares held in treasury, which are disregarded for purposes of voting). A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the stock transfer books remain open prior thereto, during regular business hours at our principal executive office at the address specified above. You are entitled to one vote for each share of Common Stock you held on March 22, 2010.

There are four ways a stockholder of record can vote:

•	By Internet: You vote over the Internet at www.proxyvote.com by following the instructions provided in the Notice Regarding the Availability of Proxy Materials (the “Notice”) or, if you receive your proxy materials by U.S. mail, by following the instructions on the proxy card.
•	By Telephone: If you receive your proxy materials by U.S. mail, you may vote by telephone by following the instructions on your proxy card.
•	By Mail: If you receive your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.
•	In Person: If you are a stockholder as of the record date, you may vote in person at the Annual Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted because instructions have not been received from the beneficial owner with respect to a particular matter for which the broker or nominee does not have discretionary power to vote.

If a quorum is present, the two nominees who receive the greatest number of votes properly cast (in person or by proxy) will be elected as directors for terms expiring in 2013. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of directors. Stockholders may not cumulate votes for the election of directors.

Proposals other than for the election of directors shall be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and The Knot will not independently provide stockholders with any such right.

Proxies

If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board and named in this Proxy Statement, FOR each of the proposals to be considered and acted upon at the Annual Meeting, and as the Proxy holders deem advisable for all other matters as may properly come before the Annual Meeting.

Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by:

•	notifying the Secretary of The Knot in writing before the Annual Meeting;
•	delivering to the Secretary of The Knot before the Annual Meeting a signed Proxy with a later date; or
•	attending the Annual Meeting and voting in person.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

IMPORTANT ADDITIONAL VOTING INFORMATION FOR THE 2010 ANNUAL MEETING

If you hold your shares through a broker, bank or other financial institution, the U.S. Securities and Exchange Commission, or the SEC, has approved a New York Stock Exchange rule that changes the manner in which your vote in the election of directors will be handled at the Annual Meeting.

Stockholders who hold shares of The Knot through a broker, bank or other financial institution receive proxy materials before each stockholder meeting. In the past, if you did not transmit your voting instructions before the stockholder meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine.

A New Rule for Stockholder Voting

Effective January 1, 2010, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on Notice or the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our future.

More Information Is Available

If you have any questions about this new rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Investor Relations Department by sending an e-mail message to IR@theknot.com or visiting our corporate website at www.theknotinc.com.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE — ELECTION OF DIRECTORS

General

The Knot’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides for a classified Board consisting of three classes of directors serving staggered three year terms. These classes are required to be as nearly equal in number as possible. Our Amended and Restated Bylaws (the “Bylaws”) provide for a Board consisting of such number of directors as may be fixed from time to time by resolution of the members of the Board or by our stockholders at an annual meeting of stockholders. Two directors are to be elected at the Annual Meeting for a term expiring at the 2013 annual meeting of stockholders or until a successor has been duly elected and qualified.

The Board consists of six persons, as follows:

Class II (current term ends upon this Annual Meeting)	Class III (current term ends upon 2011 Annual Meeting)	Class I (current term ends upon 2012 Annual Meeting)
Charles Baker	Lisa Gersh	Ira Carlin
Peter Sachse	David Liu	Eileen Naughton

The term of office for the two Class II directors listed above expires at the Annual Meeting. The Board has nominated Charles Baker and Peter Sachse, the current Class II directors, to stand for re-election to the class of directors whose terms expire at the 2013 annual meeting of stockholders or until a successor is elected and has qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them “FOR” the nominees named below.

Board Composition

We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. We also endeavor to have a Board representing a range of experiences at policy-making levels in business and in areas that are relevant to our activities.

The following are the key experiences, qualifications and skills that our directors bring to the Board that are important in light of our business: leadership at the chief executive officer level or other C-level background; experience in the advertising, media and technology industries; finance experience; and sales and marketing experience. For the directors whose current term ends upon this Annual Meeting, the specific experiences, qualifications and skills that the Board considered in their re-nomination are included in their individual biographies. With respect to Mr. Liu, we believe his service as both the Chairman of the Board of Directors and our Chief Executive Officer creates a critical link between management and the Board of Directors, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business.

Nominees for Term Ending upon the 2013 Annual Meeting of Stockholders (Class II)

Charles Baker (43) has served as one of our directors since November 2005. Since December 2008, Mr. Baker has been the Executive Vice President and Chief Financial Officer of ZipRealty, Inc. Between June 2007 and December 2008, Mr. Baker was an independent investor. Mr. Baker was the Senior Vice President and Chief Financial Officer of Monster Worldwide, Inc. from March 2005 through June 2007. From 1993 to 2005, Mr. Baker held various positions at Salomon Brothers (subsequently Smith Barney) and was a Managing Director in the Equity Research Department just before joining Monster Worldwide, Inc. Mr. Baker holds the Chartered Financial Analyst designation and is a former Chairman of the Media and Entertainment Analysts of New York Investment Society. Mr. Baker received a B.A. from Yale College.

Director qualifications: chief financial officer of more than one public company; chartered financial analyst; executive of companies with significant operations in the online industry.

Peter Sachse (52) has served as one of our directors since February 2010. Mr. Sachse has been Chief Marketing Officer of Macy’s, Inc. since February 2009 and served under that title from June 2003 to May 2007 and as President of Macy’s Corporate Marketing from May 2007 to February 2009. Mr. Sachse has also been Chairman and Chief Executive Officer of the macys.com division of Macy’s since April 2006. Prior to serving in these roles, Mr. Sachse was president and chief operating officer of The Bon Marche in Seattle. He began his retail career with Macy’s in Kansas City and was division merchandise manager at Bullock’s in Los Angeles. He also served as executive vice president/general merchandise manager at Macy’s East and later as vice chair/director of stores of Macy’s East. Mr. Sachse received a B.B.A. in Finance from the University of Wisconsin.

Director qualifications: chief executive officer of a major division of a public company; deep sales and marketing background in the retail industry; executive of the online division of a major retailer.

Continuing Directors for Term Ending upon the 2011 Annual Meeting of Stockholders (Class III)

Lisa Gersh (51) has served as one of our directors since June 2005. Ms. Gersh has been the President of Strategic Initiatives at NBC Universal since April 2008 and served as Interim CEO of The Weather Channel Companies between July 2008 and July 2009. Before that, Ms. Gersh was President, Chief Operating Officer and co-founder of Oxygen Network since 1998. From 1986 to 1998, Ms. Gersh served as a founding partner of the New York law firm Kaplan & Seiler LLP. Ms. Gersh received a B.A. in Political Science and Economics from the State University of New York at Binghamton and earned a J.D. from Rutgers Law School.

David Liu (44) is a co-founder of The Knot and has been our Chief Executive Officer and a director since our inception in May 1996. Mr. Liu has also served as our President since October 2008, and served as President from May 1996 to October 2007. From January 1993 to May 1996, Mr. Liu served as Director of Production of RunTime Inc., a CD-ROM development firm that he co-founded with Carley Roney, our Chief Content Officer. Before January 1993, Mr. Liu was the Director of Production at VideOvation, a subsidiary of Reader’s Digest. Mr. Liu received a B.F.A. in Film and Television from New York University. Mr. Liu is married to Ms. Roney.

Continuing Directors for Term Ending upon the 2012 Annual Meeting of Stockholders (Class I)

Ira Carlin (62) has served as one of our directors since October 2006. Mr. Carlin retired in January 2008 after having served as Chairman-International of MAGNA Global Worldwide, a division of the Interpublic Group of Companies (IPG), since 2002. Mr. Carlin began his advertising career at Grey Advertising and was with IPG since 1974. From 1990 to 2002, Mr. Carlin served as Chairman and CEO of Universal McCann. Mr. Carlin received a B.A. in Physics from Hebrew University.

Eileen Naughton (52) has served as one of our directors since October 2006. Ms. Naughton has been Director, Americas Media Sales and Operations of Google since January 2010. Before that, she was Director, Media Platforms of Google from April 2007 to January 2010 and a Regional Director of Google from September 2006 to April 2007. From 2002 to 2006, Ms. Naughton served as president of the TIME Group and as VP of Investor Relations for Time Warner from 2000 to 2002. Ms. Naughton received a B.A. in International Relations and earned an M.B.A. in Finance from the University of Pennsylvania.

Corporate Governance

Overview. The Board of Directors has adopted Corporate Governance Guidelines and implemented a number of corporate governance procedures to further strengthen the Board’s capacity to oversee The Knot and to serve the long-term interests of its stockholders. The Corporate Governance Guidelines, as well as Board committee charters, codes of conduct and other documents setting forth The Knot’s corporate governance practices, can be accessed in the “Investor Relations — Corporate Governance” section of The Knot’s corporate website at www.theknotinc.com.

Director Independence. In February 2010, the Board of Directors undertook its annual review of director independence. As a result of this review, the Board affirmatively determined that a majority of its directors (Mr. Baker, Mr. Carlin, Ms. Gersh and Ms. Naughton) are independent as defined by Rule 4200 of The Nasdaq Stock Market (“Nasdaq”) and Rule 10A-3 promulgated by the Securities and Exchange Commission

(the “SEC”). Rule 10A-3 provides a safe harbor position that a person who is not the beneficial owner, directly or indirectly, of more than 10% of our Common Stock, and who is not one of our executive officers, will not be deemed to be an affiliate of The Knot for purposes of satisfying the audit committee member independence rules.

Codes of Conduct. The Board has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, and a Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers. Both codes of conduct can be accessed in the “Investor Relations — Corporate Governance” section of The Knot’s corporate website at www.theknotinc.com, as well as any amendments to, or waivers under, the Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers. Copies may be obtained by writing to The Knot, Inc. at 462 Broadway, 6th Floor, New York, New York 10013, Attention: Investor Relations. The purpose of these codes of conduct and ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by The Knot; and to promote compliance with all applicable rules and regulations that apply to The Knot and its officers, directors and employees.

Board Leadership Structure. The Board of Directors has not separated the positions of Chairman of the Board and Chief Executive Officer. Both positions are held by Mr. Liu. The Board does not have a “Presiding Director” and that person’s duties are set forth below. The Board believes that this structure has historically served the company well and continues to do so, by facilitating communication between the Board and our senior management as well as Board oversight of our business and affairs.

Presiding Director. The Presiding Director’s primary responsibilities include presiding over periodic executive sessions of the non-employee members of the Board of Directors and performing other duties that the Board may from time to time delegate to assist it in the fulfillment of its responsibilities. The non-employee members of the Board have determined that they will each serve in this position on a rotating basis from meeting to meeting.

Board Role in Risk Oversight. The Board of Directors plays a significant role in providing oversight of our management of risk. Senior management has responsibility for the management of risk and reports to the Board regularly with respect to its ongoing enterprise risk management efforts. Because responsibility for the oversight of elements of our enterprise risk management extends to various committees of the Board, the Board has determined that it, rather than any one of its committees, should retain the primary oversight role for risk management. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risk related to our financial statements and processes, and has determined that our internal audit function should report directly to the Audit Committee. The Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to our compensation policies. The Board has delegated to the Nominating and Corporate Governance Committee primary responsibility for the oversight of risk related to our corporate governance practices. Each committee reports regularly to the Board with respect to such committee’s particular risk oversight responsibilities.

Communicating with the Board of Directors

In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to The Knot, Inc. at 462 Broadway, 6th Floor, New York, New York 10013, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors.

Board Meetings and Committees

The Board met seven times in the year ended December 31, 2009. The Board has a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, for which the meetings are described below.

In addition to the meetings of the committees of the Board of Directors, our non-employee members of the Board of Directors met once in executive session in 2009.

Each director attended at least 75% of the aggregate of (1) the total meetings of the Board and (2) the total number of meetings held by all Committees of the Board on which he or she served, that were held in 2009. The Knot’s policy on director attendance at annual meetings calls for directors to be invited but not required to attend annual meetings of stockholders. One director, Mr. Liu, our Chairman of the Board, attended the 2009 Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee Charters can be accessed in the “Investor Relations — Corporate Governance” section of The Knot’s corporate website at www.theknotinc.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Mr. Baker (Chair) and Mr. Carlin. The Nominating and Corporate Governance Committee met once in 2009. The Nominating and Corporate Governance Committee reviews and recommends changes to The Knot’s Corporate Governance Guidelines and selects director nominees to the Board consistent with criteria approved by the Board. This Committee also makes recommendations to the Board concerning the structure and membership of the Board committees and oversees the annual evaluation of the Board and Board committee performance. The Nominating and Corporate Governance Committee also performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors.

The Nominating and Corporate Governance Committee does not have a formal diversity policy with respect to the identification and recommendation of individuals for membership on the Board. However, in carrying out this responsibility, the Nominating and Corporate Governance Committee values differences in professional experience, educational background, viewpoint and other individual qualities and attributes that facilitate and enhance the oversight by the Board of Directors of our business and affairs.

The Board of Directors has also determined that the Nominating and Corporate Governance Committee will consider director candidates that are recommended by stockholders. This Committee will evaluate nominees for director recommended by stockholders in the same manner as nominees recommended by other sources. The general qualifications and specific qualities and skills established by the Board for directors are set forth in Section B of The Knot’s Corporate Governance Guidelines. Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to The Knot’s Corporate Secretary, pursuant to the procedures set forth in this section under “Communicating with the Board of Directors” and subject to the deadline set forth under the “Deadline for Receipt of Stockholder Proposals” section of this Proxy Statement. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and The Knot’s Bylaws. The Knot’s Bylaws can be accessed in the “Investor Relations — Corporate Governance” section of The Knot’s corporate website at www.theknotinc.com.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating and Corporate Governance Committee concerning the prospective candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request a third party search firm to gather additional information about the prospective nominee’s background and experience. The Nominating and Corporate Governance Committee then evaluates the prospective nominee, taking into account whether the prospective nominee is independent within the meaning of the listing standards of The Nasdaq Stock Market and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee or Compensation Committee expertise, the prospective nominee’s skills and experience, the diversity of the member’s skills and experience in areas that are relevant to our businesses and activities, and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the Nominating and Corporate Governance Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of management.

Compensation Committee

The Compensation Committee is currently composed of Mr. Carlin (Chair), Ms. Gersh and Ms. Naughton. The Compensation Committee met two times in 2009. The Compensation Committee evaluates performance and establishes and oversees executive compensation policy and makes decisions about base pay, incentive pay and any supplemental benefits for the Chief Executive Officer and our other executive officers. The Compensation Committee also administers our stock incentive plans and approves the grant of stock options and restricted stock, the timing of the grants, the price at which options are to be offered and the number of shares for which options and restricted stock are to be granted to our executive officers, directors and other employees. The Compensation Committee also performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors.

In making its determinations with respect to executive compensation, the Compensation Committee has not historically engaged the services of a compensation consultant. The Compensation Committee has the authority to retain, terminate and set the terms of The Knot’s relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Audit Committee

The Audit Committee is currently composed of Mr. Baker (Chair), Ms. Gersh and Ms. Naughton. The Audit Committee met five times in 2009. The Audit Committee appoints our independent auditors, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent auditors, reviews with management and the independent auditors our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between The Knot and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors.

Each member of the Nominating and Corporate Governance Committee, Compensation Committee and the Audit Committee is independent, as independence is defined by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Board has also determined that each member of the Audit Committee has the ability to read and understand financial statements and that Mr. Baker and Ms. Gersh qualify as Audit Committee financial experts as defined by the rules of the SEC. In addition, the Board has determined that Mr. Baker and Ms. Gersh each satisfy the Nasdaq rule requiring that at least one member of the Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Vote Required

The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The two nominees for the class of directors whose terms expire at the 2013 annual meeting of stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected directors of The Knot. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote. Unless otherwise instructed, the Proxy holders will vote each returned Proxy “FOR” the nominees named above.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” Charles Baker and Peter Sachse, the two Class II nominees listed above.

MANAGEMENT

The following table sets forth, as of March 22, 2010, the name, age and position of each of our executive officers.

Name	Age	Position
David Liu	44	Chief Executive Officer, President and Chairman of the Board
Carley Roney	41	Chief Content Officer
Carol Koh Evans	38	Chief Operating Officer
John Mueller	47	Chief Financial Officer and Treasurer
Nic Di Iorio	50	Chief Technology Officer
Jeremy Lechtzin	36	Senior Vice President, General Counsel and Secretary

David Liu is our Chief Executive Officer, President and Chairman of the Board. See “Continuing Directors for Term Ending upon the 2011 Annual Meeting of Stockholders” for a discussion of his business experience. Mr. Liu is married to Ms. Roney.

Carley Roney is a co-founder of The Knot. She has served as our Editor-In-Chief since our inception in May 1996 and became our Chief Content Officer in August 2008. From May 1996 to September 1999, she also served as Vice President of Creative Development. From January 1994 to May 1996, she served as President at RunTime Inc., a CD-ROM development firm that she co-founded with David Liu, our Chief Executive Officer. Ms. Roney received an M.A. in Cultural Studies and earned a B.F.A. in Film and Television from New York University. Ms. Roney is married to Mr. Liu.

Carol Koh Evans has been our Chief Operating Officer since May 2008. Before joining The Knot, she was General Manager of Massive Incorporated, a subsidiary of Microsoft Corporation, since May 2006. Before joining Massive following its acquisition by Microsoft, Ms. Evans spent five years with Microsoft in Corporate Development, Corporate Strategy and MSN M&A where she primarily supported Microsoft’s consumer initiatives, including the Online Services and Entertainment and Devices divisions. Before Microsoft, Ms. Evans led Corporate Development for The Knot. In addition, she worked as an investment banker with Lehman Brothers in New York and Hong Kong and Robertson Stephens in San Francisco and participated in General Electric’s Financial Management Program. Ms. Evans received a B.S. in Business Administration (Finance) from the University of California, Berkeley — Haas School of Business and earned an M.B.A. from Columbia Business School.

John Mueller has been our Chief Financial Officer and Treasurer since September 2008. Before joining The Knot, he was Chief Financial Officer and Executive Vice President at Genius Products, Inc. between February 2006 and May 2008. Before Genius Products, Mr. Mueller was Senior Vice President of Media Investment Banking for Jefferies & Company, Inc. from January 2002 to December 2005, where he provided strategic financial advisory services on mergers, acquisitions, and equity and debt offerings for entertainment and media clients. Before Jefferies & Company, Mr. Mueller worked in the media and entertainment investment banking groups at Credit Suisse First Boston and SG Cowen Securities. Mr. Mueller began his career in finance working for a Fortune 500 consumer packaged goods company, Kimberly-Clark Corporation. Mr. Mueller received a B.S. in Business from the University of Minnesota and earned an M.B.A. from Harvard Business School.

Nic Di Iorio has been our Executive Vice President and Managing Director, Technology Group since February 2008. Before joining The Knot, he was co-Founder and CEO of City 24/7 LLC from October 2006 to January 2008 where he remains a member of the Advisory Board. Nic was also Principal of MarCom ASP Limited, a consulting company, from July 2006 to January 2008. Before that, he was Chief Technology Officer of the Interpublic Group of Companies (IPG), from October 2003 to June 2006. Before that, Mr. Di Iorio held the dual role of Executive Vice President, Chief Information Officer of the McCann WorldGroup (a wholly-owned subsidiary of IPG) and Chief Executive Officer of Marketing Communications Technologies Inc.

(a wholly-owned subsidiary of the McCann WorldGroup), from April 1995 to September 2003. Before joining McCann, Mr. Di Iorio spent four years at Young & Rubicam as Vice President, Information Technology. He also spent ten years in Research and Development organizations at GTE and AT&T Bell Laboratories working on new technologies in the area of distributed systems, data networking, security and telecommunications. Mr. Di Iorio received a B.S. from City College of New York and earned an M.S. from Polytechnic University.

Jeremy Lechtzin has been our General Counsel since May 2007 and Secretary since October 2007. He has been a Senior Vice President since August 2008 and before that served as a Vice President. Before joining The Knot, he was in private practice representing The Knot and other public and private technology clients on securities, mergers, venture capital, intellectual property and general corporate matters with the law firms of Proskauer Rose LLP from February 2003 through May 2007 and Brobeck, Phleger & Harrison LLP from September 1999 through February 2003. Mr. Lechtzin received a B.A. in History from the University of Michigan and earned a J.D. from New York University School of Law.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the elements of compensation for our executive officers identified in the Summary Compensation Table. As further described in the “Board Committees and Meetings” section of this Proxy Statement, the Compensation Committee of the Board (referred to in this discussion as “the Committee”) is responsible for determining the total direct compensation of our executive officers including base salary, annual cash incentives, stock options and restricted stock. The Committee is also responsible for the administration of our Employee Stock Purchase Plan which was established to offer all of our employees the opportunity to acquire an equity stake in The Knot. Our executive officers are also eligible to participate in this plan.

The design and day-to-day administration of our savings and health plans, which are generally available to all of our employees including the executive officers, are handled by representatives of our Human Resources department although certain annual modifications to provisions of these plans have been approved by the Chief Operating Officer and Chief Financial Officer. The Committee or the Board remains responsible for material changes to the scope of these plans or the introduction of new benefit plans.

Compensation Objectives

The goal of our executive compensation program is to retain and attract top quality management and to motivate them to contribute to the achievement of our business objectives that are established to create long-term value for our stockholders.

The Committee relies upon its judgment in making compensation decisions, after reviewing the performance of The Knot and carefully evaluating each executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with The Knot, current compensation arrangements and long-term potential to enhance stockholder value. The Committee also considers the recommendations of the Chief Executive Officer on compensation for other executive officers.

As part of its process, the Committee has not historically utilized the assistance of independent compensation consultants, but it does review executive compensation elements for a select group of publicly traded Internet and media companies with similar operating characteristics and market capitalization to The Knot. This information is compiled by The Knot from proxy statements and other public reports filed by these companies. The Committee believes this information provides a reasonable indication of the market for executive services in which The Knot competes. The Internet and media companies within this group reviewed by the Committee in the past year include 1-800-FLOWERS.COM, Inc, Autobytel, Inc., Bankrate, Inc., Blue Nile, Inc., InfoSpace, Inc., Martha Stewart Living Omnimedia, Inc., Monster Worldwide, Inc., Move, Inc., Netflix, Inc., PlanetOut, Inc., Priceline.com Incorporated, TechTarget, Inc., TheStreet.com, Inc., WebMD Health Corp. and ZipRealty Inc.

Elements of Executive Compensation

Executive officers are compensated with a combination of cash payments and equity awards designed to reward recent results and motivate long-term performance. We do not set apportionment goals for each form of compensation. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our executive officers to deliver superior performance and retain them to continue their careers with The Knot. The primary elements of the compensation packages for our executive officers currently include the following:

•	Base salary and benefits which are designed to attract and retain executives over time.
•	Awards under our annual Management Incentive Plans which are designed to focus the executives on the key objectives that are part of The Knot’s operating plan for a particular year.
•	Long-term incentives in the form of stock options and restricted Common Stock under our stockholder-approved stock incentive plans, which are designed to align the interest of each executive officer with those of The Knot’s stockholders and provide each individual with a significant incentive to manage The Knot from the perspective of an owner with an equity stake. Historically, long-term incentives have represented the most significant element of compensation for our executive officers.

We do not maintain any retirement plans or plans that provide for deferral of compensation other than our 401(k) savings plan.

Base Salary

The base salary for each executive officer is determined on the basis of a number of factors: experience, personal performance, the median salary levels in effect for similar positions within the comparison group of companies and internal base salary comparability considerations. The weight given to each of these factors may differ from individual to individual as the Committee deems appropriate. Base salaries are generally reviewed on an annual basis, with adjustments made effective in the first quarter in accordance with the factors indicated above. In addition, in reviewing annual adjustments, the Committee takes into account The Knot’s performance in the year then ended. In 2009, the Committee approved a base salary increase of 23% and 27% for Ms. Evans and Mr. Di Iorio, respectively, on the basis of their personal performance since their hires in the first half of 2008, and a review of salary levels in effect for similar positions within the comparison group of companies.

Annual Incentive Plan

Our executive officers are eligible for a cash bonus under our annual Management Incentive Plan based on The Knot’s financial performance together with certain individual objectives that may be applicable to the executive. Each executive officer is assigned a target bonus opportunity expressed as a percentage of base salary. The Committee considers target bonus opportunities for similar positions in the comparison group of companies as part of the process for establishing targets for our executives. For 2009, 2008 and 2007, the target bonus opportunity for each of the executive officers was 33 1/3% of base salary. The maximum bonus opportunity was 100% of base salary for Mr. Liu, and 85% for each of the other executive officers, based upon performance above target. There were no threshold bonus opportunities.

For 2009, the threshold criteria for each executive to be eligible to receive a bonus were company financial performance goals, weighted 75% for revenue and 25% for EBITDA. For purposes of the 2009 Management Incentive Plan, EBITDA was defined as net income before investment income or losses which included trading gains and losses on Auction Rate Securities and related rights; income taxes; depreciation and amortization; impairment of intangible assets; goodwill impairment charges; and income or losses from discontinued operations. For 2008 and 2007, the threshold criteria for each executive to be eligible to receive a bonus were company financial performance goals, weighted equally between revenue and net income. In 2009, the revenue goal was $104.393 million and the EBITDA goal was $10.484 million.

As an example, for the non-CEO executive officers in 2009, the following chart illustrates the potential bonus payouts (expressed as a percentage of base salary) based on the relative weighting of the financial performance goals, without regard to achievement of individual objectives, which are discussed below.

	Percentage of Base Salary		Revenue (Weight: 75%)
			Below	Target	Maximum
			0%	33 1/3%	85%
EBITDA	Below	0%	0%	25%	64%
(Weight: 25%)	Target	33 1/3%	8%	33%	72%
	Maximum	85%	21%	46%	85%

In addition to the threshold financial performance criteria to determine bonus eligibility, a percentage of each executive’s actual bonus was subject to the achievement of individual objectives. For 2009, 50% of an executive’s eligible bonus to be paid according to the plan’s threshold criteria was subject to achievement of individual objectives, except for the Chief Executive Officer and Chief Financial Officer, whose actual bonuses were based 100% on corporate financial performance. For 2008, 50% of an executive’s eligible bonus to be paid according to the plan’s threshold criteria was subject to achievement of individual objectives, except for the Chief Financial Officer, whose actual bonus was based 75% on corporate financial performance and 25% subject to achievement of individual objectives, and the Chief Executive Officer, whose actual bonus was based 100% on corporate financial performance. For 2007, 50% of each executive’s eligible bonus to be paid according to the plan’s threshold criteria was subject to achievement of individual objectives. Individual objectives have included the following types: the particular executive’s contribution to company-wide initiatives, such as organizational restructuring, management development and acquisition integration; the attainment of revenue goals in specific business lines; and the successful completion of major process, systems, infrastructure or technology projects.

In evaluating The Knot’s achievement of financial performance goals for bonus purposes, the Committee can adjust actual results to exclude the impact of certain extraordinary or unusual items to more accurately reflect the overall performance of the executive team. No such adjustments were made for 2009, 2008 and 2007.

Over the past three years, The Knot exceeded the financial performance goals in 2009 but did not achieve the maximum performance levels, and in 2007 and 2008 The Knot did not achieve the financial performance goals. For 2009, based on the level of achievement of company financial performance goals together with individual objectives, the actual bonuses paid to the executive officers equaled the target bonus opportunity of 33 1/3% of base salary. Because The Knot did not achieve the financial performance goals in 2007 and 2008, no bonuses were paid under the Management Incentive Plans for those years.

Generally, the Committee sets the target and maximum bonus opportunities such that the relative difficulty of achieving the target level is consistent from year to year. The target and maximum bonus opportunities for each executive for 2009 are included in the “Grants of Plan-Based Awards in 2009” table below in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.” The actual bonus amounts paid under the 2009 Management Incentive Plan are included in the “Summary Compensation Table” in the column “Non-Equity Incentive Plan Compensation.”

In addition to the payment of a bonus under the annual Management Incentive Plan, the Committee may approve an additional discretionary bonus for exceptional performance or for accomplishments which were not originally considered in the establishment of individual objectives under the Management Incentive Plan. No such discretionary bonuses were paid to the executive officers named in the “Summary Compensation Table” for 2007, 2008 and 2009 who also participated in the Annual Incentive Plans for those years, except that Mr. Di Iorio received a $25,000 bonus for completing a major information technology project in 2008. Ms. Evans and Mr. Mueller, who joined The Knot in 2008 after the Management Incentive Plan was adopted for that year, were paid cash bonuses after the end of 2008 as provided in their employment contracts, instead of participating in the Management Incentive Plan. Ms. Roney was paid a discretionary bonus for 2007, before promotion to her current position and at a time when she did not participate in the Management

Incentive Plan. These amounts for Mr. Di Iorio, Ms. Evans, Mr. Mueller and Ms. Roney are included in the “Bonus” column in the “Summary Compensation Table.”

Mr. Liu’s employment contract provides if there is a change-in-control transaction, thereafter his target bonus opportunity will be 50% of his base salary, his maximum bonus opportunity will be at least 100% of his base salary, and for the purposes of these calculations, his base salary will be assumed to be the greater of $500,000 and his actual base salary in effect on the date of calculation.

Long-Term Incentives

Our long-term incentive compensation has historically been provided through grants of stock options and restricted stock. Option grants allow the executive to acquire shares of our Common Stock at a fixed price per share, which is the closing market price of our Common Stock on the date of grant, during the term of the option. Historically our option grants have had 10-year terms, although options granted in 2007 to certain executive officers have 5-year terms. Each option generally becomes exercisable in installments over periods ranging up to four years from the grant date. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed during the vesting period, and then only if the market price of our Common Stock appreciates from the option’s exercise price. Restricted stock is issued to executives at par value ($0.01 per share) and generally vests in installments over periods ranging three to four years from the grant date. Accordingly, the restricted stock grant will provide a return to the executive officer only if the executive officer remains employed during the vesting period. The value of the restricted stock to the executive increases as the market price of our Common Stock increases, but because no specific amount of market price appreciation is necessary for a return to be provided to the executive, the number of shares underlying our restricted stock grants is lower relative to the number of shares underlying stock option grants.

The Committee considers several factors when determining long-term incentive compensation grants to an executive officer, including long-term incentive compensation awarded within the comparison group of companies, the number of unvested stock-based awards held by the executive, the executive’s performance during the prior year, the executive’s expected contribution to our long-term performance and the retention value of the award. All stock-based awards to executive officers are approved by the Committee, and grants are made on or following the date of the Committee approval. The Committee also approves any stock-based grants in connection with the hiring of an executive officer.

In May 2007, we awarded stock options for 160,000 shares to Mr. Liu. These options vest in a series of three equal annual installments beginning on May 29, 2008.

We granted awards of service-based restricted stock to Mr. Di Iorio, Ms. Evans and Mr. Mueller in connection with the start of these officers’ employment. Mr. Di Iorio received 40,000 shares in February 2008, Ms. Evans received 50,000 shares in May 2008 and Mr. Mueller received 50,000 shares in September 2008. For each award, the first 25% of these grants vest on the first anniversary of the grant date and the remaining 75% will vest thereafter in a series of 36 equal monthly installments.

In February 2009, we granted 43,700 shares to each executive officer. These awards vest in a series of four equal annual installments beginning in February 2010.

Executive Severance and Change-In-Control Agreements

Our executive officers have employment agreements with The Knot which are terminable at any time. Under the agreements for each executive officer except for Mr. Liu and Ms. Roney, if an executive is terminated by The Knot “without cause” or resigns for “good reason,” the executive is entitled to a lump sum payment equivalent to one year’s salary plus continuation of all benefits associated with the executive’s employment during the one year following termination. If Mr. Liu or Ms. Roney is terminated by The Knot “without cause” or resigns for “good reason,” he or she is entitled under the employment agreement to continuation of salary (paid periodically) and benefits for two years following termination. In addition, to the extent any payment made to Mr. Liu or for his benefit would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), The Knot has agreed to make a gross-up payment to Mr. Liu to cover the excise tax and any taxes incurred by Mr. Liu upon the payment of such gross-up payment. The terms “without cause” and “good reason” are defined in each executive’s employment agreement and are summarized below.

•	“Without cause” under the employment agreements for our executive officers generally means a termination of the executive’s employment other than for death, disability or “cause” or any resignation by the executive other than for “good reason.”
•	“Cause” under the employment agreements for our executive officers generally means (1) the executive’s failure to perform the principal elements of his or her duties, which failure is not cured within 20 days following written notice, (2) the executive’s conviction of, or plea of nolo contendere to, a felony or any other crime involving dishonesty, fraud, or moral turpitude, (3) the executive’s gross negligence or willful misconduct in connection with the performance of his or her duties and responsibilities, (4) the executive’s failure to comply with rules and policies governing employee conduct or Board directives, or (5) the executive’s breach of any non-disclosure, non-solicitation, non-competition or other restrictive covenant obligations.
•	“Good reason” under the employment agreements for our executive officers generally means (1) any reduction of base salary, (2) the relocation of the executive’s principal place of business outside of New York City, or (3) the material diminution of the executive’s responsibilities or authority, any reduction of the executive’s title or a change of the executive’s reporting structure. “Good reason” under Mr. Liu’s agreement also includes a material breach of his agreement by The Knot, the material and repeated interference by the Board with the discharge of his duties and responsibilities at any time following a change-in-control transaction and if he is not the senior-most executive officer of The Knot immediately following a change-in-control transaction and for two years thereafter. “Good reason” under Ms. Roney’s agreement also includes if she is not the senior-most editorial and creative officer of The Knot immediately following a change-in-control transaction and for two years thereafter.

Upon voluntary termination (unless for “good reason” as described above), termination for cause, death or disability, each of our executive officers would receive benefits available generally to all employees of The Knot, including distributions from the 401(k) plan, disability benefits if applicable and accrued vacation pay. With the exception of termination for cause, vested stock options held by each executive officer would remain exercisable for periods also available generally to employees of The Knot. Upon termination for cause, all outstanding stock options held by our executive officers would be cancelled immediately and all unvested shares of restricted Common Stock would be forfeited.

In addition to the special change-in-control provisions contained in Mr. Liu’s employment agreement related to our annual incentive plans described above under the heading “Elements of Executive Compensation — Annual Incentive Plan,” he is also entitled to reimbursement of reasonable legal fees and expenses if, after a change-of-control, any dispute arises regarding the provisions of his employment agreement and he prevails to a substantial extent with respect to any claims brought in such dispute.

In the event that The Knot is acquired by merger, asset sale or sale of more than 50% of our voting securities by the stockholders, the restricted stock granted to executive officers in 2007 and 2008 would vest in an amount equal to the greater of (1) the shares of restricted stock that would otherwise have vested during the one year period following the change-in-control and (2) 50% of the shares of restricted stock that are not vested on the date of the change-in-control. Similar accelerated vesting provisions apply to the stock options granted to Mr. Liu in May 2007. For additional information regarding estimates of amounts payable in connection with executive severance or a change-in-control, see the “Potential Payments Upon Termination or Change-In-Control” tables.

Ms. Roney’s Name and Likeness Licensing Agreement

In November 2008, at the time we entered into an employment agreement with Ms. Roney, we also entered into a name and likeness licensing agreement with her, effective as of January 1, 2009. Ms. Roney’s personality is embedded into our brand and our content, such as in the “Ask Carley” columns on our websites and in our magazines, appearances in our broadcast, cable and streaming videos, the primary authorship of our books, the photographs of Ms. Roney in these media, and the story of Ms. Roney’s marriage to Mr. Liu.

Ms. Roney also makes frequent public appearances on behalf of The Knot on national and local television and radio and at speaking engagements across the country. We entered into this agreement to compensate Ms. Roney for the use of her name and likeness in these contexts.

Under the name and likeness licensing agreement, Ms. Roney has granted to The Knot the exclusive, worldwide right to use her name and likeness and related items, including photographs, videos and rights to publicity, for any purpose in connection with The Knot’s products and services. Under the agreement, we pay Ms. Roney an annual fee of $100,000 and an annual non-accountable talent expense allowance of $25,000, in each case payable in installments on our regular payroll dates. The talent expense allowance is intended to cover Ms. Roney’s expenses for clothes for television, personal and other appearances while promoting, representing and endorsing The Knot; hair and make-up expenses for maintenance and on-air appearances; and other expenses related to her services for The Knot. Ms. Roney is also entitled to receive royalties of 30% of the annual net revenues derived from the sales of the books she has authored, edited and/or co-written for The Knot.

The term of the name and likeness licensing agreement consists of one or more successive one-year periods. At the conclusion of each one-year period within the term, the term automatically renews for another such period unless either Ms. Roney or The Knot provides written notice to the other party at least 90 days before the end of the current period that the party providing such notice intends to terminate the agreement at the end of such period. Ms. Roney may terminate the agreement at any time if The Knot defaults on any payment obligation and does not cure the default within 30 days of receiving written notice thereof. In addition, the agreement will automatically terminate upon Ms. Roney’s death or permanent disability, or if she is no longer employed by The Knot or any successor entity (except as otherwise described below).

Upon a termination of the name and likeness licensing agreement for any reason, the license provided therein shall become non-exclusive with respect to all products of The Knot in existence (whether publicly available or in development) on the date thereof and will not include a license to use the licensed property in connection with any product created thereafter, but shall otherwise continue in full force and effect in perpetuity, which shall include the right to maintain and/or renew all registrations then obtained or applied for. If Ms. Roney is no longer employed by The Knot following a change-in-control transaction due to her termination by The Knot or its successor without “cause” or her resignation for “good reason” (as those terms are defined in her employment agreement), at the option of The Knot or its successor, the agreement will not terminate if The Knot or its successor proposes in good faith a compensation structure, in addition to the fees payable thereunder, in consideration of her continuation of the license granted thereunder, that is accepted by Ms. Roney and memorialized in a written amendment to the agreement. Notwithstanding any other provision of the agreement, following such a termination, unless The Knot and Ms. Roney enter into a written amendment to the agreement, the license provided by Ms. Roney will terminate with respect to a specified list of products, which include the use of her name in the “Ask Carley” Columns (but not the text of the columns), and personal stories and photos related to Ms. Roney.

In July 2009, Ms. Roney elected to waive the company’s obligation to pay the fee and allowance that would otherwise be payable for the period July 1, 2009 through December 31, 2009 under the name and likeness licensing agreement. Effective January 2010, Ms. Roney elected to waive the company’s obligation to pay all but $10,000 of the fee, and all of the allowance, that would otherwise be payable for each annual period beginning in 2010.

Stock Ownership Guidelines

Currently, we have not established stock ownership guidelines for our executive officers. Each of our executive officers retains substantial equity value in The Knot in the form of Common Stock, vested and unvested stock options and unvested restricted stock.

Potential Impact on Compensation from Executive Misconduct

If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoer as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of The Knot’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or rewarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Policy on Stock Trading and Hedging

We have in place a pre-clearance process for all trades in our securities which all executive officers and other insiders must follow. Executive officers and other insiders are also prohibited from short-selling our Common Stock or engaging in transactions involving traded options, warrants, stock appreciation rights or similar rights whose value is derived from the value of our Common Stock. This prohibition includes, but is not limited to, trading in The Knot-based put and call option contracts, transacting in straddles, and the like.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to such a company’s chief executive officer and the three other officers (besides the chief financial officer) whose compensation is required to be disclosed to stockholders under the Securities Exchange Act of 1934, as amended, by reason of being the company’s three other most highly compensated officers. The limitation applies only to compensation which is not considered to be qualified performance-based compensation, including base salaries, cash bonuses under non-equity incentive plans which have not been approved by The Knot’s stockholders and grants of service-based restricted stock. The non-performance based compensation paid to our executive officers for 2007, 2008 and 2009 did not exceed the $1 million per executive limit.

The Committee will consider the impact of this deductibility limit on the compensation it intends to award in 2010. The Committee will exercise its discretion to award compensation that may be subject to the limits set forth in Section 162(m) when it considers such payments to be appropriate and in the best interest of The Knot and our stockholders.

Compensation Committee Report

The Compensation Committee of the Board of Directors has furnished the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with The Knot’s management. Based on that review and discussion, the Committee has recommended to the Board of Directors that the CD&A be included in The Knot’s Proxy Statement for the 2010 Annual Meeting of Stockholders and incorporated by reference into The Knot’s Annual Report on Form 10-K.

Submitted by the Compensation Committee of The Knot’s Board of Directors:

Ira Carlin (Chair)
Lisa Gersh
Eileen Naughton

Summary Compensation Table

The following table sets forth information with respect to the compensation of the following executive officers of The Knot for services rendered in all capacities to us for the years ended December 31, 2009, 2008 and 2007. In this Proxy Statement, we refer to these individuals as our Named Executive Officers. This group includes our Chief Executive Officer, our Chief Financial Officer, and the three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer).

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(9)	All Other Compensation ($)(10)	Total ($)
David Liu Chief Executive Officer	2009	370,000	—	294,101	—	123,333	—	13,592	801,026
	2008	370,000	—	—	—	—	—	13,709	383,709
	2007	367,000	—	—	952,000	—	—	13,854	1,332,854
John Mueller(1) Chief Financial Officer	2009	300,000	—	294,101	—	100,000	—	2,421	696,522
	2008	99,038	33,333	525,280	—	—	—	337	657,988
Carley Roney Chief Content Officer	2009	300,000	—	294,101	—	100,000	—	65,980	760,081
	2008	248,992	—	408,500	—	—	—	3,554	661,046
	2007	245,338	50,000	—	—	—	—	3,352	298,690
Carol Koh Evans(2) Chief Operating Officer	2009	339,167	—	294,101	—	116,667	—	792	750,727
	2008	182,510	106,000	615,440	—	—	—	3,414	907,364

Nic Di Iorio(3) Chief Technology Officer	2009	337,500	—	294,101	—	116,667	—	6,664	754,932
	2008	252,083	25,000	573,600	—	—	—	1,680	852,363

(1)	Mr. Mueller joined The Knot in September 2008.
(2)	Ms. Evans joined The Knot in May 2008.
(3)	Mr. Di Iorio joined The Knot in February 2008.
(4)	The annual salary rate at December 31, 2009 for the Named Executive Officers was as follows: Mr. Liu, $370,000; Mr. Mueller, $300,000; Ms. Evans, $350,000; Ms. Roney, $300,000; and Mr. Di Iorio, $350,000.
(5)	Amounts for Ms. Evans and Mr. Mueller for 2008 represent contractual bonuses during the first year of employment. Amount for Mr. Di Iorio for 2008 represents a discretionary bonus for completing a major information technology project. Amount for Ms. Roney for 2007 represents a discretionary bonus made before promotion to her current position, at a time when she did not participate in the Management Incentive Plan.
(6)	Amounts represent the aggregate grant date fair value of service-based restricted stock awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC Topic 718, and in accordance with SEC rules. The grant date fair value of restricted stock is determined based on the number of shares granted and the fair value of The Knot’s Common Stock on the grant date, which is the closing sales price per share of our Common Stock reported on The Nasdaq Global Market on that date, less the consideration paid by the recipient for the award. Under our Stock Incentive Plan, restricted stock award recipients pay The Knot the par value for the stock ($0.01 per share). For each Named Executive Officer in 2009, this value related to a February 2009 award, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which will vest in three equal annual installments on each anniversary thereafter. For Mr. Mueller in 2008, this value related to September 2008 stock awards, one of which was immediately vested and with respect to the other, the first 25% vested on the first anniversary of the award date and the remaining 75% began to vest thereafter in a series of 36 equal monthly installments. For Ms. Evans in 2008, this value related to May 2008 stock awards, one of which was immediately vested and with respect to the other, the first 25% vested on the first anniversary of the award date and the remaining 75% began to vest thereafter in a series of 36 equal monthly installments. For Ms. Roney in 2008, this value related to an August 2008 restricted stock award, of which the first 25% vested in July 2009 and the remaining 75% of which will vest in three equal annual installments on each anniversary thereafter. For Mr. Di Iorio in 2008, this value related to a February 2008 restricted stock award, of which the first 25% vested on the first anniversary of the award date and the remaining 75% began to vest thereafter in a series of 12 equal installments every three months.
(7)	Amounts represent the aggregate grant date fair value of stock option grants computed in accordance with ASC Topic 718. See Note 5 (“Stock-Based Compensation”) to The Knot’s consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2009 for the assumptions made in valuing stock-based compensation under ASC 718, including estimates made for potential forfeitures. For Mr. Liu in 2007, this value related to a stock option granted in May 2007, which began to vest in a series of three equal annual installments from the grant date.
(8)	Amounts represent payments under The Knot’s 2009, 2008 and 2007 Management Incentive Plans.
(9)	The Knot does not maintain any retirement plans or plans that provide for the deferral of compensation other than our 401(k) savings plan.
(10)	Amounts represent the value of perquisites and other personal benefits which are further detailed below.

Name	Year	The Knot Leased Automobile ($)	The Knot Matched 401(k) Contribution ($)	Group Life Insurance ($)	Employee Stock Purchase Plan ($)(a)	Other ($)(b)	Total ($)
David Liu	2009	9,100	3,700	792	—	—	13,592
	2008	8,922	3,776	1,012	—	—	13,709
	2007	9,117	3,875	862	—	—	13,854
John Mueller	2009	—	750	792	879	—	2,421
	2008	—	—	337	—	—	337
Carley Roney	2009	—	2,688	792	—	62,500	65,980
	2008	—	2,543	1,012	—	—	3,554
	2007	—	2,504	848	—	—	3,352
Carol Koh Evans	2009	—	—	792	—	—	792
	2008	—	—	1,012	—	2,403	3,414
Nic Di Iorio	2009	—	1,896	792	3,977	—	6,664
	2008	—	—	759	921	—	1,680
(a)	Amounts represent the expense recognized in The Knot’s statements of operations for 2009, 2008 and 2007 for the fair value of rights arising from elections made by the executive under The Knot’s Employee Stock Purchase Plan during 2008, 2007 and 2006, calculated in accordance with ASC 718.
(b)	Amount for Ms. Roney represents payments under her Name and Likeness Licensing Agreement.

Grants of Plan-Based Awards in 2009

The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in 2009, including performance-based awards.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Liu	2/5/2009	2/5/2009	0	123,333	370,000				43,700			6.74	294,101
John Mueller	2/5/2009	2/5/2009	0	100,000	255,000				43,700			6.74	294,101
Carley Roney	2/5/2009	2/5/2009	0	100,000	255,000				43,700			6.74	294,101
Carol Koh Evans	2/5/2009	2/5/2009	0	116,667	297,500				43,700			6.74	294,101
Nic Di Iorio	2/5/2009	2/5/2009	0	116,667	297,500				43,700			6.74	294,101

(1)	Amounts represent the threshold, target and maximum awards that could be earned by the executive officer under The Knot’s 2009 Management Incentive Plan. Awards are based on a combination of The Knot performance as measured by revenue and EBITDA, as defined, and the achievement of individual performance objectives. Actual incentives paid for 2009 are shown in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.
(2)	Amounts represent service-based restricted stock awards made to the Named Executive Officers in 2009. The vesting terms for these awards are described in footnote 6 to the Summary Compensation Table.
(3)	Amounts represent the aggregate grant date fair value of service-based restricted stock awards computed in accordance with ASC Topic 718, and in accordance with SEC rules. The grant date fair value of restricted stock is determined based on the number of shares granted and the fair value of The Knot’s Common Stock on the grant date, which is the closing sales price per share of our Common Stock reported on The Nasdaq Global Market on that date, less the consideration paid by the recipient for the award. Under our Stock Incentive Plan, restricted stock award recipients pay The Knot the par value for the stock ($0.01 per share).

Outstanding Equity Awards at December 31, 2009

The following table set forth information concerning outstanding equity awards for each of the Named Executive Officers at December 31, 2009.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Liu	125,000	0			0.94	11/29/2010
	6,945	0			0.42	11/30/2011
	160,000	0			2.80	6/30/2013
	160,000	0			4.00	6/30/2014
	106,667	53,333	(3)		18.26	5/29/2012
							43,700	(4)	440,059
John Mueller							78,075	(4)(5)	786,215
Carley Roney	100,000	0			1.03	1/31/2011
	5,556	0			0.42	11/30/2011
	100,000	0			2.80	6/30/2013
							85,575	(4)(6)	861,740
Carol Koh Evans							73,909	(4)(7)	744,264
Nic Di Iorio							66,200	(4)(8)	666,634

(1)	For each option shown, the expiration date is the 10th anniversary of the date the option was granted, except for options granted on May 29, 2007 ($18.26 strike price), which expire on the fifth anniversary of the grant date.
(2)	Calculated by multiplying the number of restricted shares of Common Stock by the closing sales price per share of The Knot’s Common Stock reported on The Nasdaq Global Market on December 31, 2009 ($10.07).
(3)	The option vested 33.33% in each of May 2008 and May 2009 and the remaining 33.34% will vest in May 2010.
(4)	For each Named Executive Officer, the number includes shares that relate to a February 2009 award of 43,700 shares, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which will vest in three equal annual installments on each anniversary thereafter.
(5)	The number includes shares that relate to a September 2008 stock award of 50,000 shares, the first 25% of which vested on the first anniversary of the award date and the remaining 75% of which began to vest thereafter in a series of 36 equal monthly installments.
(6)	The number includes shares that relate to a July 2006 stock award of 30,000 shares, the first 50% of which vested on the second anniversary of the award date and the remaining 50% of which began to vest thereafter in a series of 24 equal monthly installments, and to an August 2008 stock award of 50,000 shares, of which the first 25% vested in July 2009 and the remaining 75% of which will vest in three equal annual installments on each anniversary thereafter.
(7)	The number includes shares that relate to a May 2008 stock award of 50,000 shares, the first 25% vested on the first anniversary of the award date and the remaining 75% of which began to vest thereafter in a series of 36 equal monthly installments.
(8)	The number includes shares that relate to a February 2008 stock award of 40,000 shares, the first 25% vested on the first anniversary of the award date and the remaining 75% of which began to vest thereafter in a series of 12 equal installments every three months.

Option Exercises and Stock Vested in 2009

The following table sets forth information concerning the number of shares acquired and the value realized by the named executive officers as a result of stock option exercises and restricted stock vesting in 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David Liu	—	—	12,000	97,740
John Mueller	—	—	15,625	154,666
Carley Roney	—	—	20,000	174,294
Carol Koh Evans	—	—	19,791	178,087
Nic Di Iorio	—	—	17,500	138,575

(1)	Value realized on exercise is based on the market price of our Common Stock on the date of exercise (closing price) less the exercise price, multiplied by the number of shares underlying the exercised options.
(2)	Value realized on vesting is based on the market value of our Common Stock on the date of vesting (closing price), multiplied by the number of restricted shares.

Potential Payments upon Termination or Change-in-Control

As described above under the heading “Compensation Discussion and Analysis,” upon voluntary termination, termination for cause, death or disability, each of our executive officers would receive benefits available generally to all employees of The Knot. The tables below describe and quantify additional compensation that would have become payable to the named executive officers in connection with an involuntary termination of their employment or a change in control of The Knot on December 31, 2009. Where applicable, the amounts payable assume a $10.07 fair value of our Common Stock (the closing price on December 31, 2009).

Involuntary Termination

Name	Salary-Based Payments ($)	The Knot Leased Automobile ($)(5)	The Knot Matched 401(k) Contribution ($)(6)	Health, Group Life Insurance and Related Benefits ($)	Total ($)
David Liu(1)	740,000	18,200	7,400	9,158	774,758
John Mueller(2)(3)	300,000	—	750	792	301,542
Carley Roney(1)(4)	600,000	—	5,376	14,178	620,093
Carol Koh Evans(2)	350,000	—	—	12,128	362,128
Nic Di Iorio(2)	350,000	—	1,896	12,128	364,024

(1)	Severance consists of payment of base salary, at the rate in effect at the time of termination, for two years following termination and receipt of all benefits (other than vesting of equity awards) during such period.
(2)	Severance consists of an amount equal to base salary in effect at the time of termination payable in a lump sum at termination and receipt of all benefits (other than vesting of equity awards) during the one year period following termination.
(3)	Represents life insurance only; Mr. Mueller did not elect medical coverage for 2009.
(4)	Payments under Name and Likeness Licensing Agreement shall terminate unless the parties enter into a written agreement.
(5)	Estimate based on the payments made by The Knot for 2009.
(6)	Estimate based on the matched contribution by The Knot for 2009.

Change-In-Control

	Accelerated Vesting(1)
Name	Stock Options ($)(2)	Restricted Stock ($)(3)	Total ($)
David Liu	—	220,030	220,030
John Mueller	—	393,108	393,108
Carley Roney	—	430,870	430,870
Carol Koh Evans	—	372,132	372,132
Nic Di Iorio	—	333,317	333,317

(1)	As described above under the heading “Compensation Discussion and Analysis,” certain unvested stock options and restricted stock would be subject to accelerated vesting in connection with a change-in-control.
(2)	The fair market value of our Common Stock on December 31, 2009 was less than the exercise price of the options subject to accelerated vesting.
(3)	Amounts represent the fair market value of our Common Stock on December 31, 2009 multiplied by the number of restricted shares subject to accelerated vesting.

Compensation of Directors in 2009

In June 2005, the Board ratified the adoption of the following policies by the Compensation Committee for cash and equity compensation for non-employee directors:

Annual Service. Each non-employee director will receive a grant of 7,500 restricted shares of Common Stock upon initial appointment to the Board, which vest in three equal annual installments upon the director’s completion of each year of Board service over the three-year period measured from the grant date. In addition, on the date of each Annual Meeting of Stockholders, each non-employee director who is to continue to serve as a non-employee Board member will receive a grant of 2,500 restricted shares of Common Stock which vest upon the director’s completion of one year of Board service measured from the grant date.

Meeting Fees. Each non-employee director is entitled to receive $2,000 for each Board meeting attended in person and $500 for each Board meeting attended telephonically.

Audit Committee Chairperson. In addition to the fees set forth above, the Chairperson of the Audit Committee is paid an annual fee of $5,000 as compensation for the additional responsibilities and duties of the position.

We also reimburse our directors for travel and other out-of-pocket costs incurred in connection with their attendance at meetings of the Board.

The following table sets forth information concerning the compensation for The Knot’s non-employee directors in 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles Baker	9,000	20,650	—	—	—	—	29,650
Ira Carlin	12,000	20,650	—	—	—	—	32,650
Lisa Gersh	5,000	20,650	—	—	—	—	25,650
Eileen Naughton	10,500	20,650	—	—	—	—	31,150
Peter Sachse(1)	—	—	—	—	—	—	—

(1)	Mr. Sachse was appointed to the Board in February 2010.
(2)	Amounts represent the aggregate grant date fair value of service-based restricted stock awards computed in accordance with ASC Topic 718, and in accordance with SEC rules.

On May 22, 2009, Mr. Baker, Mr. Carlin, Ms. Gersh and Ms. Naughton were each granted 2,500 restricted shares of Common Stock with a grant date value of $20,650. These restricted shares will vest on May 22, 2010.

At December 31, 2009, the number of unvested restricted shares of Common Stock outstanding was: Mr. Baker, 2,500; Mr. Carlin, 2,500; Ms. Gersh, 2,500; and Ms. Naughton, 2,500.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during the year ended December 31, 2009 were Mr. Carlin, Ms. Gersh and Ms. Naughton.

During 2009:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of The Knot or any of its subsidiaries;
•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which The Knot was a participant and the amount involved exceeded $120,000;
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;
•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and
•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

On an ongoing basis, the Audit Committee is required by its charter to review all related party transactions (those transactions that are required to be disclosed in this Proxy Statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee. Set forth below is information concerning the relationships and transactions that have been approved by the Audit Committee.

Macy’s, Inc.

Macy’s beneficially owns more than 5% of our Common Stock.

Macy’s accounted for approximately 8.6% of our consolidated net revenue during the year ended December 31, 2009.

As of June 1, 1999, our subsidiary WeddingChannel.com, Inc. and Federated Department Stores, Inc., now known as Macy’s, Inc., entered into a registry agreement (the “Old Registry Agreement”). The Old Registry Agreement, as amended and supplemented, provided that WeddingChannel.com was responsible for the operation and maintenance of the website from which all bridal registries for the department stores owned by Macy’s could be accessed. WeddingChannel.com received a commission from the sale of Macy’s merchandise through this website. For the years ended December 31, 2009, 2008 and 2007, WeddingChannel.com recorded registry services revenue under the Old Registry Agreement of $7.4 million, $8.2 million and $8.2 million, respectively, and recorded other service fees from Macy’s of $167,000, $127,000 and $412,000, respectively.

We also recorded revenue under other advertising agreements with Macy’s, which aggregated approximately $1.5 million, $1.0 million and $922,000 for the years ended December 31, 2009, 2008 and 2007, respectively. (The amount for 2007 excludes revenue recorded under the Media Services Agreement discussed below.) At December 31, 2009, we had accounts receivable from Macy’s of $444,000.

On January 11, 2010, Macy’s and WeddingChannel.com entered into an agreement to terminate the Old Registry Agreement (the “Termination Agreement”), which had been scheduled to expire in January 2011, and entered into a new registry agreement (the “New Registry Agreement”). The initial term of the New Registry Agreement is three years from the last launch date of the new Macy’s and Bloomingdale’s online registry platforms, followed by an automatic renewal term of two additional years (subject to either party’s election not to renew with 90 days notice before the expiration of the initial term). Under the New Registry Agreement, WeddingChannel.com will no longer host and manage the registry websites for Macy’s and Bloomingdale’s. Instead, the New Registry Agreement is similar to contracts that WeddingChannel.com has with its other retail partners, whereby we only receive a commission for purchases originating from our websites. Also, the New Registry Agreement currently provides that Macy’s will continue to be a premier partner on our universal registry engine, Gift Registry 360, under the New Registry Agreement. The Old Registry Agreement will terminate after a transition period to fully implement the launch of the new Macy’s and Bloomingdale’s online registry platforms under the New Registry Agreement, which began in February 2010. Under the Termination Agreement, Macy’s has agreed to spend $3,000,000 between February 1, 2010 and January 31, 2011 for advertising and sponsorship programs with us designed to promote the new Macy’s and Bloomingdale’s online registry platforms. Pursuant to the Termination Agreement, Macy’s paid WeddingChannel.com $1,000,000 in February 2010 as a premium for agreeing to the early termination of the Old Registry Agreement. In addition, Macy’s is obligated under the Termination Agreement to pay WeddingChannel.com service fees if the transition period to implement the operation of each of the new Macy’s and Bloomingdale’s online registry platforms under the New Registry Agreement extends beyond agreed-upon dates.

On February 19, 2002, we entered into a Common Stock Purchase Agreement (the “May Bridal Agreement”) with May Bridal, an affiliate of May Department Stores Company (“May Company”), pursuant to which we sold 3,575,747 shares of our common stock to May Bridal for $5,000,000 in cash. The May Bridal Agreement provided that if we proposed to sell, transfer or otherwise issue any common or preferred stock or other interest convertible into common stock (“equity interests”) to any third party (other than shares previously reserved or certain shares which shall be reserved for future issuance pursuant to stock incentive plans approved by our Board of Directors or stockholders) and which transaction would dilute May Bridal’s interest in the common stock or voting power of The Knot before such transaction by more than one percentage point, then we would offer May Bridal the right to acquire a similar equity interest, on the same terms and conditions as offered to the third party, in such amount as to preserve its percentage interest in the common stock and voting power of The Knot. If we proposed to acquire any equity interest from a third party, which transaction would result in May Bridal’s interest in the common stock or voting power of The Knot exceeding 20%, then we would offer to acquire equity interests from May Bridal on the same terms as offered to the third party, to permit May Bridal to own less than 20% of the common stock or voting power of The Knot after the transaction. In addition, under an amendment to the May Bridal Agreement dated November 11, 2003, so long as May Bridal owned more than 10% of the common stock or voting power of The Knot, May Bridal would have the right to designate one member of our Board of Directors and to nominate and submit such person for election by our stockholders. May Bridal waived its right to acquire equity interests in connection with the sale of common stock by The Knot in November 2003.

On February 19, 2002, we also entered into an agreement (the “Media Services Agreement”) with May Company pursuant to which we jointly developed integrated marketing programs to promote and support those May Company department stores that offered wedding registry services. The Media Services Agreement, as amended, had an initial term of three years expiring in February 2005 and could be automatically extended for up to three additional one-year terms unless terminated by May Company. In November 2004 and 2005, the Media Services Agreement was automatically extended through February 2006 and February 2007, respectively.

May Bridal was merged into May Company in January 2005. Macy’s acquired May Company through a merger effective August 30, 2005. Macy’s waived its right to acquire equity interests in connection with the sales of common stock by The Knot during the three months ended September 30, 2006. Macy’s elected to terminate the Media Services Agreement as of February 2007. For the year ended December 31, 2007, we recorded revenues under the Media Services Agreement in the amount of $68,000.

On June 5, 2006, we entered into an agreement with Macy’s (the “Macy’s Corporate Agreement”), which was effective on September 8, 2006, the date of the closing of our acquisition of WeddingChannel.com. Pursuant to this agreement, for so long as it owns more than 5% of the outstanding common stock or voting power of The Knot, Macy’s shall have the right to designate one member of our Board of Directors and to nominate and submit such person for election by our stockholders, as contemplated by the similar provision in the May Bridal Agreement. The Macy’s Corporate Agreement also provided that if its ownership percentage of the common stock or voting power of The Knot decreased below such level, Macy’s was to be entitled to designate one observer to attend the meetings of our Board of Directors for so long as the Old Registry Agreement remained in effect. For purposes of the Macy’s Corporate Agreement, the outstanding common stock or voting power of The Knot shall be based on the outstanding common stock or voting power of The Knot immediately following the closing of our acquisition of WeddingChannel.com and only sales or transfers (other than transfers to affiliates of Macy’s) of our common stock by Macy’s or any of its affiliates shall be taken into consideration in determining whether the 5% ownership level has been satisfied.

On October 3, 2006, Mr. Sachse was appointed to our Board of Directors, following the exercise by Macy’s of its right under the Macy’s Corporate Agreement and its selection of Mr. Sachse as its designee. On April 11, 2007, Mr. Sachse resigned from our Board of Directors, but continued to attend board meetings thereafter as the designated observer of Macy’s, pursuant to the request of Macy’s and a resolution approved by our Board of Directors granting Macy’s the right to designate one observer to attend board meetings in lieu of designating one representative to our Board of Directors.

In connection with the termination of the Old Registry Agreement, the Macy’s Corporate Agreement was amended on January 11, 2010 to provide that if Macy’s sells shares of our common stock owned by it and any such sale results in the termination of the right of Macy’s to nominate one representative to our Board of Directors pursuant to the Macy’s Corporate Agreement, Macy’s shall promptly notify us of such sale, and in any event within two business days of the transaction.

On February 16, 2010, our Board of Directors appointed Mr. Sachse as director. Mr. Sachse was appointed to our Board of Directors because Macy’s notified us that it was again exercising its right under the Macy’s Corporate Agreement to nominate one member of our Board of Directors, and selecting Mr. Sachse as its designee. Mr. Sachse is an executive officer of Macy’s.

On April 30, 2008, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Macy’s. Pursuant to the Macy’s Corporate Agreement, Macy’s is entitled to certain rights to cause us to register its shares of our common stock for resale under the Securities Act of 1933, as amended. The Registration Rights Agreement is the definitive agreement with respect to these registration rights. Under the Registration Rights Agreement, the shares that are eligible for registration rights are those shares of our common stock that are restricted securities under the Securities Act, and owned by Macy’s and its affiliates as of the date of the Registration Rights Agreement (the “Registrable Securities”). Macy’s and any person or entity to whom Macy’s sells, transfers or assigns in the aggregate 10% or more of the Registrable Securities are entitled to registration rights under the Registration Rights Agreement (each, a “Holder”). At any time after the date of the Registration Rights Agreement that we are eligible to file a registration statement on Form S-3, a Holder owning at least 20% of the Registrable Securities has the right to demand that we file a registration statement on Form S-3, provided that the aggregate amount of securities to be sold under the registration statement on Form S-3 must be at least $10,000,000. We are obligated to file no more than one registration statement on Form S-3. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. If we register any securities for public sale, subject to certain exceptions, Holders have the right to include Registrable Securities in the registration statement. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, and The Knot to limit the number of shares included in any such registration under specified circumstances. We will pay all expenses relating to demand registrations and piggyback registrations, other than underwriting discounts and commissions. However, we will not pay for the expenses of any demand registration if the request is subsequently withdrawn by the Holders, subject to specified exceptions. Each of The Knot and the Holders and certain of their affiliates and representatives have certain rights to indemnification in connection with the registration of Registrable Securities. The registration rights for each Holder terminate on the earlier of (1) the date that all Registrable Securities held by such Holder may be sold in a single three-month period under the Securities and Exchange Commission’s Rule 144, or (2) the date on which there are no Holders owning Registrable Securities constituting at least 5% of our common stock outstanding as of the closing of our acquisition of WeddingChannel.com on September 8, 2006.

On March 12, 2010, we filed a Registration Statement on Form S-3 with the Securities and Exchange Commission following notification to us by Macy’s of its demand under the Registration Rights Agreement to register for resale all 3,671,526 shares of our common stock owned by it.

NBC Universal, Inc.

Lisa Gersh has served as one of our directors since June 2005. Ms. Gersh has been the President of Strategic Initiatives at NBC Universal since April 2008, and between July 2008 and July 2009, served as Interim CEO of The Weather Channel Companies, in which NBC Universal is a significant investor.

In February 2007, we entered into a content license and co-brand agreement with iVillage Inc., a subsidiary of NBC Universal, pursuant to which each party licensed certain content to the other, each party created co-branded versions of interactive tools on our respective websites, and we developed and operated a co-branded website store, which was marketed and promoted by iVillage. The agreement terminated in February 2009. No payments were made by or to The Knot in connection with this agreement during the year ended December 31, 2009.

In January 2006, we entered into a content distribution and linking agreement with the interactive division of The Weather Channel, pursuant to which The Weather Channel licensed certain content to be displayed on our website in exchange for promotional links on our website back to The Weather Channel. There are no payments made by The Knot and The Weather Channel to each other in connection with the agreement. The agreement was renewed in November 2008.

Google, Inc.

Eileen Naughton has served as one of our directors since October 2006. Ms. Naughton has been employed by Google since September 2006, and currently serves as Director, Americas Media Sales and Operations.

For the years ended December 31, 2009, 2008 and 2007, we recorded revenues generated through Google AdSense text links on our PromSpot website totaling less than $1,000 during each of the three years. In addition, during the ordinary course of business we utilized Google AdWords for advertising and recorded expenses of $411,000, $296,000 and $335,000 for the years ended December 31, 2009, 2008 and 2007, respectively.

In December 2008, we entered to a content hosting services agreement with Google related to distribution of certain of our video content through its YouTube service. We are entitled to a percentage of advertising revenue received by YouTube sold against our content, and Google is entitled to a percentage of advertising revenue received by The Knot embedded in our content. During the year ended December 31, 2009, no payments were exchanged pursuant to this agreement.

We have also entered into various content license agreements with Google whereby we are permitted to use and display certain Google content, such as Google Maps, on our websites, and make available certain Google products and services to our website users. There are no payments made by The Knot and Google to each other in connection with these agreements.

Miscellaneous

Our Certificate of Incorporation eliminates, subject to certain exceptions, directors’ personal liability to The Knot or our stockholders for monetary damages for breaches of fiduciary duties. The Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (1) any breach of the director’s duty of loyalty to The Knot or our stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law, and may indemnify our other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. The indemnification agreements contain provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering our directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of The Board of Directors has reappointed the firm of Ernst & Young LLP, the independent registered public accounting firm for The Knot during the year ended December 31, 2009, to serve in the same capacity for the year ending December 31, 2010, and is asking the stockholders to ratify this appointment. Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The appointment of independent auditors is made annually by the Audit Committee and subsequently submitted to the stockholders for ratification. Before making its appointment of Ernst & Young, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for The Knot. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with Ernst & Young in all of these respects.

Fees

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q and for other attest services, primarily consents related to SEC registration statements, were $1,185,000 and $1,217,000 for 2009 and 2008, respectively.

Audit-Related Fees

No audit-related services were rendered during 2009 or 2008.

Tax Fees

The aggregate fees billed by Ernst & Young for tax compliance, tax consulting and tax planning services were $168,000 and $122,500 for 2009 and 2008, respectively.

All Other Fees

The aggregate fees billed by Ernst & Young for other services, consisting of the Ernst & Young online accounting reference tool, were $2,700 during each of 2009 and 2008. No other services were rendered by Ernst & Young during 2009 and 2008 other than those described above.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services and has considered whether the provision of the services covered by the categories “Tax Fees” and “All Other Fees” are compatible with maintaining the independence of Ernst & Young. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each year, Ernst & Young provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by Ernst & Young or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in The Knot’s and our stockholders’ best interests.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP to serve as The Knot’s independent registered public accounting firm for the year ending December 31, 2010.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The charter of the Audit Committee of the Board of Directors specifies that the purpose of the Committee is to assist the Board of Directors in its oversight of:

•	the integrity of The Knot’s financial statements;
•	the adequacy of The Knot’s system of internal accounting and financial controls;
•	the appointment, engagement and performance of the independent registered public accounting firm and the evaluation of the independent auditors’ qualifications and independence; and
•	The Knot’s compliance with legal and regulatory requirements.

In discharging its responsibilities, the Committee is not itself responsible for the planning or the performance of audits, or for any determination that The Knot’s financial statements are complete and accurate, or in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of The Knot’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by The Knot. The Knot’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing The Knot’s financial statements and for reviewing The Knot’s unaudited interim financial statements.

The Committee met five times in 2009. The Committee’s meetings included separate discussions with management and Ernst & Young.

As part of its oversight of The Knot’s financial statements, the Committee reviewed and discussed with both management and Ernst & Young all annual financial statements and quarterly operating results before their issuance. Management represented to the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. The Committee discussed with Ernst & Young the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of The Knot’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with Ernst & Young the critical accounting policies and practices used in the preparation of The Knot’s annual consolidated financial statements and whether there were any audit problems.

The Committee discussed with Ernst & Young that firm’s independence from The Knot and management. The Committee obtained and reviewed the written disclosures and letter pursuant to Rule 3526 of the Public Company Accounting Oversight Board and provided to the Committee by Ernst & Young. The Committee also discussed with Ernst and Young:

•	the firm’s internal quality control procedures;
•	any material issues raised by the most recent internal quality control review (or peer review) of the firm; and
•	all relationships between the firm and The Knot.

The Committee reviewed and pre-approved the fees for services rendered by Ernst & Young for 2009 and considered whether the provision of non-audit services by Ernst & Young in 2009 was compatible with maintaining the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in The Knot’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

The Committee has appointed Ernst & Young as The Knot’s independent registered public accounting firm for the year ending December 31, 2010.

Submitted by the Audit Committee of The Knot’s Board of Directors:

Charles Baker (Chair)
Lisa Gersh
Eileen Naughton

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock as of March 22, 2010, by:

•	each person or group of affiliated persons whom we know to beneficially own more than five percent of our Common Stock;
•	each of our “Named Executive Officers,” who are the executive officers named in the “Summary Compensation Table” of this Proxy Statement;
•	each of our directors and director nominees; and
•	all of our directors and executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of March 22, 2010 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 33,783,643 shares of Common Stock outstanding at March 22, 2010 (excluding shares held in treasury). Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment power with respect to all shares beneficially owned. All shares of restricted Common Stock may be voted by a holder, whether or not vested.

Name and Address	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Stockholders
T. Rowe Price Associates, Inc.(1)	3,793,008	11.2%
Macy’s Corporate Services, Inc.(2)	3,671,526	10.9%
Kornitzer Capital Management, Inc.(3)	2,523,800	7.5%
BlackRock, Inc.(4)	2,225,951	6.6%
Invesco Ltd.(5)	2,142,042	6.3%
Wellington Management Company, LLP(6)	2,030,107	6.0%
Named Executive Officers and Directors
David Liu(7)	1,036,648	3.0%
John Mueller(8)	95,001	*
Carley Roney(9)	655,646	1.9%
Carol Koh Evans(10)	82,694	*
Nic Di Iorio(11)	73,281	*
Charles Baker(12)	17,500	*
Ira Carlin	10,000	*
Lisa Gersh	15,000	*
Eileen Naughton	15,000	*
Peter Sachse	0	*
All Directors and Executive Officers as a group (11 persons)(13)	2,070,420	6.0%

*	Less than 1%.
(1)	Based solely on our review of a Schedule 13G/A filed with the SEC on February 12, 2010 by T. Rowe Price Associates, Inc. The Schedule 13G/A states that T. Rowe Price Associates, Inc. has the sole power to vote 333,500 shares and the sole power to dispose of 3,793,008 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(2)	Based solely on our review of a Schedule 13G filed with the SEC on February 12, 2010 by Macy’s Corporate Services, Inc., an indirect wholly owned subsidiary of Macy’s, Inc. The Schedule 13G states that Macy’s Corporate Services, Inc. has shared power to vote and dispose of 3,671,526 shares. The address of Macy’s Corporate Services, Inc. is 7 West Seventh Street, Cincinnati, Ohio 45202.

(3)	Based solely on our review of a Schedule 13G filed with the SEC on January 22, 2010 by Kornitzer Capital Management, Inc. The Schedule 13G states that Kornitzer Capital Management has the sole power to vote 2,523,800 shares, sole power to dispose of 2,433,925 shares, and shared power to dispose of 89,875 shares. The address of Kornitzer Capital Management, Inc. is 5420 West 61st Place, Shawnee Mission, Kansas 66205.
(4)	Based solely on our review of a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc., as successor to Barclays Global Investors, NA. The Schedule 13G states that BlackRock, Inc. has the sole power to vote and dispose of 2,225,951 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.
(5)	Based solely on our review of a Schedule 13G filed with the SEC on February 12, 2010 by Invesco Ltd. The Schedule 13G states that Invesco Aim Advisors, Inc. has the sole power to vote 2,089,501shares and the sole power to dispose of 2,127,156 shares, and that Invesco PowerShares Capital Management has the sole power to vote and dispose of 14,886 shares. The address of Invesco Ltd. is 1555 Peachtree Street NE, Atlanta, GA 30309.
(6)	Based solely on our review of a Schedule 13G filed with the SEC on February 12, 2010 by Wellington Management Company, LLP. The Schedule 13G states that Wellington Management Company, LLP has the shared power to vote 1,215,659 shares and the shared power to dispose of 2,030,107 shares. Wellington, in its capacity as investment adviser, may be deemed to beneficially own 2,030,107 shares which are held of record by clients of Wellington. The address of Wellington is 75 State Street, Boston, Massachusetts 02109
(7)	Includes 32,775 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Includes 558,612 shares of Common Stock issuable upon the exercise of presently exercisable options and 53,333 shares of Common Stock issuable upon the exercise of options exercisable within 60 days. Includes 130,539 shares that are owned of record by a GRAT over which Mr. Liu has indirect beneficial ownership.
(8)	Includes 61,942 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.
(9)	Includes 71,525 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Includes 205,556 shares of Common Stock issuable upon the exercise of presently exercisable options. Includes 130,539 shares that are owned of record by a GRAT over which Ms. Roney has indirect beneficial ownership.
(10)	Includes 57,775 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.
(11)	Includes 50,275 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.
(12)	Includes 15,000 shares that are owned of record by a family trust over which Mr. Baker has indirect beneficial ownership as trustee.
(13)	Includes 328,817 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Includes 817,501 shares of Common Stock issuable upon the exercise of options that are presently exercisable or exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires The Knot’s officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of (1) the copies of such reports furnished to The Knot and (2) the written representations received from one or more of such reporting persons or entities that no annual Form 5 reports were required to be filed by them for 2009, we believe that, during 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied in a timely manner.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2011 must be received by us no later than November 29, 2010, if such proposals are to be included in the proxy statement and related proxy materials relating to that meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, under The Knot’s Bylaws, any proposal for consideration at our annual meeting of stockholders to be held in 2011 submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by The Knot’s Secretary at our principal executive offices between the close of business on January 19, 2011 and the close of business on February 18, 2011, and is otherwise in compliance with the requirements set forth in The Knot’s Bylaws, which can be accessed in the “Investor Relations — Corporate Governance” section of The Knot’s corporate website at www.theknotinc.com. The proxy solicited by the Board of Directors for the annual meeting of stockholders to be held in 2011 will confer discretionary authority to vote as the proxy holders deem advisable on any stockholder proposal which is considered untimely.

ANNUAL REPORT

The Knot filed an Annual Report on Form 10-K for the year ended December 31, 2009 with the Securities and Exchange Commission on March 12, 2010. Stockholders may obtain a copy of this report, without charge, upon written request, by writing to Investor Relations at our executive offices, which are located at 462 Broadway, 6th Floor, New York, New York 10013. The report is also available through our corporate website at www.theknotinc.com.

A copy of The Knot’s Annual Report for the year ended December 31, 2009 is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple stockholders sharing an address unless The Knot receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, The Knot will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Investor Relations at our executive offices, which are located at 462 Broadway, 6th Floor, New York, New York 10013. If your household is receiving multiple copies of The Knot’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Investor Relations at our executive offices, which are located at 462 Broadway, 6th Floor, New York, New York 10013.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of The Knot’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by The Knot under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by The Knot under those statutes, except to the extent that The Knot specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes. Our website address provided in this Proxy Statement is not intended to function as a hyperlink, and the information on our website is not and should not be considered part of this Proxy Statement and is not incorporated by reference herein.

OTHER MATTERS

The Board knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying Proxy to vote the shares represented thereby on such matters in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the accompanying Proxy.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 OF 2

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Charles Baker 02 Peter Sachse

The Board of Directors recommends you vote FOR the following proposal(s):

	For	Against	Abstain
2 To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

02 0000000000

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000058682_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10-K wrap is/are available at www.proxyvote.com .

THE KNOT, INC.
Annual Meeting of Stockholders
May 19, 2010 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Liu and John Mueller, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE KNOT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on 5/19/2010, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000058682_2 R2.09.05.010